Exhibit 10.12

CONFIDENTIALTREATMENT REQUESTED

CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN

SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION

A10 AND RESELLER CONFIDENTIAL

A10 Networks

Reseller Agreement

This Reseller Agreement (the “Agreement”) is made and entered into as of April 2, 2009 (the “Effective Date”) between A10 Networks, Inc., a California corporation having a principle office at 2309 Bering Drive, San Jose, California 95131 (“A10 Networks”), and NEC Corporation, a Japanese corporation having its principle office at 7-1, Shiba 5-chome, Minato-ku, Tokyo 108-8001, Japan (“Reseller”).

WHEREAS, A10 Networks is the provider of certain identity, network and security products embodied in the Products described further herein; and

WHEREAS, Reseller wishes to be appointed a nonexclusive marketer and reseller of some or all of the Products, in the territory specified herein, and A10 Networks is willing to make such appointment on the terms contained herein;

NOW, THEREFORE, A10 Networks and Reseller hereby agree, for and in consideration of the mutual covenants in this Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, as follows:

1. DEFINITIONS

The following definitions apply to capitalized terms in this Agreement. All other capitalized terms are defined in the body of the Agreement. The terms “days” and “months” refer to Japan and U.S. calendar days and months, rather than to business days and business months, unless expressly noted.

1.1 “Confidential Information” means all proprietary information disclosed by one party to the other party including (without limitation) (i) proprietary product-related technology, ideas and algorithms; (ii) trade secrets; (iii) either party’s technical, business or financial information and plans; (iv) the terms of this Agreement; and (v) any item marked as confidential by the disclosing party. Confidential Information shall not include information that the receiving party can show (a) is or becomes generally known or publicly available through no fault of the receiving party; (b) is known by or in the possession of the receiving party prior to its disclosure, as evidenced by

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business records, and is not subject to restriction; (c) is lawfully obtained from a third party who has the right to make such disclosure; (d) is at any time developed independently by Receiving Party or its Subsidiaries; or, (e) is disclosed pursuant to a lawful requirement of a governmental agency or to a court order in connection with a judicial proceeding, but then only to the extent so required or ordered; in such case Receiving Party will use reasonable efforts to timely advise the Disclosing Party prior to disclosure so that Disclosing Party will have an opportunity to seek a protective order or other appropriate relief.

1.2 “Customer” means any person or entity that purchases at least one Product from the Reseller, including an End User.

1.3 “Documentation” means any user documentation, on any media, provided by A10 Networks for use with the product.

1.4 “End User” means any person or entity that purchases a Product or Products solely for its own internal use.

1.5 “Hardware” means the computer peripheral devices described in Exhibit A attached hereto excluding all Software incorporated in or bundled with such devices.

1.6 “Product” means any one piece of Hardware with associated Software.

1.7 “Products” means more than Product (either several different types of Product or more than one of the same type of Product, or both).

1.8 “Software” means the A10 Networks computer software which is licensed in object code form and identified in the applicable current price list as “available to Reseller,” including any error corrections and bug fixes provided by A10 Networks.

1.9 “Territory” means the geographic area within which the license granted hereunder shall be operative, specified herein as “Japan”. Both party may discuss in good faith and agree to expand the Territory to other nations if it is applicable based on terms and conditions agreed by both A10 Networks and Reseller.

2. APPOINTMENT

2.1 Subject to the terms and conditions of this Agreement, A10 Networks hereby appoints Reseller as a nonexclusive reseller of the Products in the Territory, and Reseller accepts such appointment. A10 Networks hereby grants to Reseller a non-exclusive, non-transferable, revocable, limited license only in the Territory to,

2.1.1 market and sell, Product and associated Documentation, and provide Support Services only to Customers in the Territory (collectively “Licensed Activities”) provided that if the Customer is a reseller, sales representative or sub-reseller, that Reseller enters into an agreement with each such Customer which contains terms, including provisions on confidentiality

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and proprietary rights protections, Product use restrictions, liability limitations, and warranty disclaimers which are at least as protective of A10 Networks as those terms contained in this Agreement and contains the equivalent territory restrictions as this Agreement.

2.1.2 use the Documentation and to make a reasonable number of copies of the Documentation solely for its own business purposes to support Reseller’s use of the Product, provided that Reseller must reproduce and include the copyright notice and any other notices that appear on the original copy of the Documentation on any copies made by Reseller regardless of type of media.

2.2 Reseller may appoint one or more companies to act as sub-resellers in the Territory at the sole expense and responsibility of Reseller. Any loss and or damage to A10 Networks due to the liability of sub-reseller, shall be compensated by Reseller, unless such damage was caused as a result of A10 Networks contacting the sub-reseller directly without notice to Reseller.

2.3 Reseller shall provide, either directly or through sub-reseller support and maintenance service for the Products to End Users, and unless otherwise specified in Agreement, A10 Networks shall not have any support and maintenance obligation to End Users.

2.4 Reseller shall not export and or sell Products to End Users outside of Territory, or third party with intentions to export and or sell Product outside of Territory. Reseller shall notify A10 Networks in a timely manner upon receiving an inquiry related to exporting and or selling Products outside the Territory.

3. TITLE

Reseller hereby agrees and acknowledges that A10 Networks, its suppliers, partners and licensors (if any), own and shall retain all right, title and interest in and to (i) the manufacture and/or production of Product (including all copies and derivative works thereof, by whomever produced), and associated Product Documentation, including all intellectual property rights embodied therein; (ii) all of the service marks, trademarks, trade names or any other designations, and (iii) all copyrights, patent rights, trade secret rights, and other proprietary rights in the Product, and Reseller shall have no rights with respect thereto other than the limited rights expressly set forth in this Agreement.

4. TRADEMARK

Reseller may, whether in connection with its own trademarks, use the then current Product names, logos and other marks (“Marks”) on the Product and all marketing and promotional material therefore as authorized by A10 Networks for all proper purposes in the performance of Reseller’s duties hereunder. Reseller’s use of such Marks shall be in accordance with A10 Networks’ policies in effect from time to time, including, but not limited to, trademark usage and advertising policies. Reseller shall have no claim or right in such Marks and Reseller shall not make any claim or contest the use of any such Mark authorized by A10 Networks. Except as expressly

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authorized in writing by A10, Reseller shall not file or attempt to register any Mark or any mark confusingly similar thereto.

5. PURCHASE ORDER

5.1 All orders for the Products submitted by Reseller shall be in writing and sent to A10 Networks at the address set forth above or as A10 Networks otherwise specifies (“Purchase Orders”). Reseller shall have the right to purchase the Product from A10 Networks directly or through any of its U.S. subsidiaries. Purchase Orders may be placed by fax or email. All Purchase Orders are subject to acceptance by A10 Networks. Purchase Orders shall contain the following: (a) each item of Product ordered by model or part number, (b) quantity requested; (c) unit Price; (d) payment arrangements; and (e) delivery date, a date after A10 Networks receives the Purchase Order upon which the order is to be delivered (“Specified Delivery Date”).

5.2 A10 Networks shall, within seven (7) business days of receipt of the Purchase Order from Reseller, communicate in writing (email being an acceptable form of writing) its acceptance or rejection of the said Purchase Order, provided, however, that any orders not confirmed or rejected within the said seven (7) business day period shall be deemed to have been accepted.

5.3 Reseller has the right to cancel any Purchase Order without any liability to A10 Networks upon written consent by A10 Networks.

5.4 The terms and conditions of the Purchase Order shall prevail regardless of any conflicting terms in the Agreement.

5.5 A10 Networks shall have the exclusive right, with one hundred and twenty (120) days notice, at any time to discontinue Products, in whole or in part, from the Products subject to this Agreement. In rare cases when A10 Networks cannot provide one hundred and twenty (120) advance written notice due to unknowable event, A10 Networks will do its best to provide the written notice as early as possible. A10 Networks agrees to continue providing support and maintenance of such discontinued Products for a period of seven (7) years for End Users enrolled in Maintenance and Support described in Section 11 of Agreement. Product replacement may be performed with the same or comparable product at A10 Networks’ discretion.

6. RESELLER RESPONSIBILITY

6.1 Reseller shall use its best efforts to market, advertise, and otherwise promote and sell the Product in Territory.

6.2 Reseller shall ensure that any of its employees who are responsible for the marketing, sales, and technical support of the Products have proper skill, training and background to enable them to provide such marketing, sales, and technical support service in a competent and professional manner.

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6.3 Reseller shall maintain adequate spare units, spare parts, and evaluation units necessary to provide marketing, sales, and technical support service to End User.

6.4 Reseller agrees to work closely with A10 Networks and use its best efforts to meet the sales goal mutually agreed between Reseller and A10 Networks.

6.5 Reseller shall provide A10 Networks with a sales forecast of during the terms at least quarterly, the format of which shall be mutually agreed from time to time.

6.6 Reseller shall, prior to providing any End User with any Software, either directly or through its sub-resellers, use reasonable efforts to ensure that each End User has read and agreed to the terms and conditions of A10 Networks’ End User Software License Agreement.

6.7 Reseller hereby agrees (i) not to create or attempt to create by reverse engineering, disassembly, decompilation, reverse engineering or otherwise, the source code, internal structure. hardware design or organization of the Product, or any part thereof, or to aid or to permit others to do so, except and only to the extent expressly permitted by applicable law; (ii) not to remove any Product identification or notices of any proprietary or copyright restrictions from any Product or any Product support material; (iii) not to copy the Product software, modify, translate or, unless otherwise agreed, develop any derivative works thereof or include any portion of the Software in any other software program; and (iv) not to separate the Product into component parts for distribution or transfer to a third party.

6.8 Reseller shall not use the Software for its internal use, unless agreed to the terms and condition of Software License Agreement.

6.9 Reseller agrees to provide the name and address of End User as requested by A10 Networks on a necessary basis.

6.10 Reseller shall maintain records of its marketing, sales, and support and maintenance services activities under this Agreement for a period of three (3) years after termination of Agreement. Upon A10 Networks’ request, Reseller shall provide A10 Networks with reports describing Reseller’s sales of Product in the Territory, including the number of Product sold, the dates and serial numbers of the Product sold, and remaining inventory on hand.

7. PRICE

7.1 For each Product ordered by Reseller, Reseller shall pay to A10 Networks the A10 Networks Reseller price, which shall be the then-current manufacturer’s retail price (“MRP”) minus Reseller’s discount as detailed in Exhibit A hereto.

7.2 A10 Networks shall have the exclusive right, with ninety (90) days notice, at any time, to change the MRP of Products, and Reseller’s discount subject to this Agreement, provided that such price changes will not apply to orders already accepted by A10 Networks. A10 Networks agrees to consider in good faith to exempt the price change for on going projects which

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Reseller shall bring to A10 Networks’ attention in writing within seven (7) days after the notification of such price change

7.3 Both A10 Networks and Reseller understand, the Reseller is free to determine its own resale prices for Product. By way of reference only, A10 Networks’ current price list shows the MRP for each Product.

7.4 Reseller has the right to apply A10 Networks to discuss the discount rate at any time, both company shall negotiate it in good faith based on the competitive situation in the market and sales result of previous quarter. A10 Networks shall provide an incentive program as described in Exhibit C hereto, which can be reviewed by A10 Networks quarterly, semi-annually, and annually.

8. SHIPMENT AND DELIVERY

8.1 A10 Networks shall deliver the Products in accordance to the instructions provided in the Purchase Order. Unless instructed otherwise in the Purchase Order, A10 Networks shall be responsible for all shipping cost upon delivery of Product, including import, export fee, packing, shipping, freight and insurance charges.

8.2 A10 shall make commercially reasonable efforts to meet the estimated delivery date and or delivery date specified in the Purchase Order, but shall not be liable for failure to deliver or for any delay or effort in delivery of Product. In case A10 Networks can not meet the estimated delivery date and or delivery date specified in the Purchase Order, A10 Networks shall promptly notify Reseller, and discuss in good faith on the appropriate delivery date.

8.3 A10 Networks shall ship Product directly to Reseller, not to any End User unless specifically agreed between A10 Networks and Reseller, at A10 Networks’ expense and in accordance with shipping instructions provided in the Purchase Order. Unless otherwise specified on the Purchase Order, delivery shall be made to Reseller’s address specified on the first page of Agreement, or address mutually agreed between A10 Networks and Reseller. Title, risk of loss, theft, and damage shall pass to Reseller upon delivery of Product to the address described in this section of the Agreement.

8.4 Delivery of Products shall be deemed completed upon delivery of Product to the address described in Section 8.3 of Agreement. In the event that the Product is found to be defective (“Defective Product”) within ten (10) business days of acceptance of the Products, Reseller shall promptly notify A10 through e-mail or fax of the existence of such Defective Product. Both Reseller and A10 Networks shall, in good faith, work to resolve the problem without sending the Defective Product back to A10 Networks. Should A10 Networks determine that the Defective Product holds a major defect which cannot be remedied without having such Defective Product shipped back to AID Networks, A10 Networks shall issue a return material authorization to Reseller. A10 Networks shall immediately ship a replacement for the Defective Product and Reseller shall, upon notice of shipment by A10 Networks return the Defective Product.

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8.5 Reseller may request in writing at least two (2) weeks prior to the scheduled delivery date as designated in Purchase Order to postpone such delivery date for up to two (2) months without any charge or penalty and A10 Networks shall accept such Reseller’s request for postponement of the delivery date.

9. PAYMENT

9.1 Except as otherwise provided in this Agreement or agreed upon by the parties in writing, all fees payable hereunder shall be paid within forty five (45) days of the date of invoice, provided that the date of invoice shall not be earlier than the date of delivery of the System. Payment shall be made in via interbank transfer to A10’s account at a bank designated by A10. Payment currency shall be Japanese yen, unless mutually agreed between A10 Networks and Reseller.

9.2 Reseller shall bear and be responsible for the payment of all taxes in the Territory associated with the purchase or license of any Product or Documentation (other than taxes based on A10 Networks’ net income) fees, duties or other amounts, however designated, including value added and withholding taxes which are levied or based upon such charges, or upon this Agreement. Taxes related to Product, Documentation and support services purchased, licensed or provided pursuant to this Agreement shall be paid by Reseller or Reseller shall present an exemption certificate acceptable to the taxing authorities

10. EXPORT AND IMPORT CONTROLS

Reseller acknowledges that the Product and the technical data received from A10 Networks in accordance with the terms hereunder may be subject to United States or Territory export and import controls, and in the performance of its obligations, Reseller shall at all times strictly comply with all laws, regulations and orders, and agrees to commit no act which, directly or indirectly, would violate any United States or Territory law, regulation or order, including, without limitation, tax, export and foreign exchange laws, import controls, and export controls imposed by the U.S. Export Administration Act of 1979 as amended, and the United States Foreign Corrupt Practices Act. Additionally, Reseller specifically acknowledges that A10 Networks’ Product and any direct product thereof is subject to United States export controls, pursuant to the Export Administration Regulations, 15 C.F.R. Parts 730-774. Reseller expressly agrees that, without the prior written authorization of A10 Networks and the United States Government, Reseller shall not, and shall cause its representatives (if any) not to (a) export, re-export, divert or transfer A10 Networks’ Product or any direct product thereof to any destination, company or person restricted or prohibited by the United States export controls, or (b) disclose any data derived from A10 Networks’ Product or any direct product thereof to any national of any country when such disclosure is restricted or prohibited by the United States export controls. Additionally, Reseller agrees that none of the Product is being, or will be acquired for, shipped, transferred, or re-exported, directly or indirectly, to proscribed or embargoed countries or their nationals, nor be used for nuclear activities, chemical/biological weapons, or missile projects unless authorized by the U.S. Government. Proscribed countries are set forth in the U.S. Export Administration Regulations. Countries subject

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to U.S. embargo are: Cuba, Iran, Libya, North Korea, Syria, and Sudan. This list is subject to change without further notice from A10 Networks, and Reseller must comply with the list as it exists in fact. Reseller hereby certifies that it and its Customers and End-Users are not on the -U.S. Department of Commerce’s Denied Persons List, Entity List or affiliated lists or on the U.S. Department of Treasury’s Specially Designated Nationals List. Reseller agrees to comply strictly with all U.S. export laws and assume sole responsibility for obtaining licenses to export or re-export as may be required. Certain product with encryption functions may be subject to additional restrictions, including restrictions on distribution to government end-users outside the EU license free zone. Additionally, Reseller is solely responsible for compliance with any import or use restrictions in Reseller’s country. This provision shall survive the expiration or termination of this Agreement.

11. MAINTENANCE AND SUPPORT

11.1 A10 Networks shall provide support to Reseller, according to the terms and conditions contained in Exhibit B hereto.

11.2 A10 Networks may use a third party to perform part or all of the support described in this Section 11, under the sole responsibility of A10 Networks. Reseller may use its affiliated company to perform part or all of the support and business operation under the sole responsibility of Reseller.

12. INTELLECTUAL PROPERTY INFRINGEMENT

12.1 A10 Networks agrees to hold Reseller harmless from and indemnify all liability for infringement of any patent, copyright or trademark rights or other intellectual property rights of third parties which result from the sale of A10 Networks’ Products. A10 Networks agrees to defend Reseller in such infringement suit or any Product liability suit resulting from the use or sale of A10 Networks’ Products, including but not limited to, out of court settlements, court costs, reasonable attorney’s fees or any money judgment awarded at the conclusion of such suits subject to the understanding that A10 Networks shall have exclusive control over the defense and/or settlement of such suits. A10 Networks’ obligations under this Section are contingent upon (a) Reseller giving prompt written notice to A10 Networks of any such claim; (b) Reseller allowing A10 Networks to control the defense and any related settlement of any such claim; and (c) Reseller furnishing A10 Networks with reasonable assistance in the defense of any such claim, so long as A10 Networks pays Reseller’s reasonable out-of- pocket expenses.

12.2 A10 Networks shall have no obligation under this Agreement for any claim of infringement or misappropriation to the extent that it results from (a) modifications to the Products made other than by A10 Networks; (b) failure of Reseller to use updated or modified Products provided by A10 Networks to avoid a claim of infringement or misappropriation; (c) compliance by A10 Networks with designs, plans or specifications furnished by or on behalf of Reseller; or (d) any opening of or other tampering with a Product by non-A10 Networks personnel,

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12.3 THE FOREGOING PROVISIONS OF THIS SECTION 12 STATE THE ENTIRE LIABILITY AND THE EXCLUSIVE REMEDY OF EACH PARTY WITH RESPECT TO ANY ALLEGED INFRINGEMENT OF ANY THIRD PARTY PATENTS, COPYRIGHTS, TRADEMARKS OR OTHER INTELLECTUAL PROPERTY RIGHTS

13. CONFIDENTIAL INFORMATION

Each party shall protect the other’s Confidential Information from unauthorized dissemination and use the same degree of care that such party uses to protect its own like information. Neither party shall disclose to third parties the other’s Confidential Information without the prior written consent of the other party. Neither party shall use the other’s Confidential Information for purposes other than those necessary to directly further the purposes of this Agreement. Each employee or agent of Reseller, performing duties hereunder, shall be made aware of this Agreement and shall execute a document that binds said employee or agent of Reseller to the same level of confidentiality contained herein.

14. WARRANTY

14.1 A10 Networks warrants that (i) each Product will be free from material defects, and (ii) each Product will be equivalent to the applicable specifications set forth in the Documentation provided by A10 Networks regarding the Products (collectively “Defect”). Such warranty period shall be for a period of twelve (12) months after shipment except that warranty period for the Software is three (3) months after shipment. If a Defect is discovered by Reseller during the warranty period, A10 Networks agrees to correct such defect as A10 Networks deems appropriate.

14.2 Notwithstanding the foregoing, the warranty shall not apply to a) Defect that results from liability of Reseller, sub reseller, and or End User, (b) Defect that results from use of Product in an inappropriate environment, (c) Defect that results from use of Product against the intended purpose, (d) Defect that results from any modification to the Product or operation not approved by A10 Networks, (e) Defect that results from any opening of or other tampering with a Product, and (f) other Defect that would not occur in an normal operating environment. A10 Networks understands that certain situations are inevitable due to the demand of End User, and in such cases A10 Networks agree to discuss with Reseller in good faith on the applicability of warranty in such situations.

14.3 THE FOREGOING PROVISIONS OF THIS SECTION 14 STATE THE ENTIRE LIABILITY AND THE EXCLUSIVE REMEDY OF A10 NETWORKS WITH RESPECT TO PRODUCT LIABILITY. A10 NETWORKS PROVIDES ITS PRODUCTS AND SERVICES “AS IS” AND DOES NOT WARRANT THEIR EFFECTIVENESS, USEFULNESS OR RELIABILITY.

15. LIMITATION OF LIABILITY

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A10 NETWORKS WILL NOT E LIABLE UNDER ANY SECTION OF THIS AGREEMENT OR UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR ANY INDIRECT, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES OF ANY KIND (INCLUDING WITHOUT LIMITATION LOST PROFITS, LOST REPUTATIONS), WHETHER OR NOT IT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSS IN ADVANCE. THIS EXCLUSION INCLUDES ANY LIABILITY THAT MAY ARISE OUT OF THIRD PARTY CLAIMS AGAINST THE OTHER PARTY. IN NO EVENT WILL A10 NETWORKS BE LIABLE FOR COSTS OF PROCUREMENT OF SUBSTITUTE GOODS BY RESELLER. IN ADDITION, IN NO EVENT WHATSOEVER SHALL A10 NETWORKS’ TOTAL LIABILITY UNDER THIS AGREEMENT EXCEED THE AMOUNT ACTUALLY RECEIVED BY A10 NETWORKS FROM RESELLER DURING THE THIRTY SIX (36) MONTHS PRECEDING THE EVENT WHICH GAVE RISE TO SUCH A10 NETWORKS LIABILITY.

16. TERM AND TERMINATION

16.1 This Agreement shall become effective as of the Effective Date and shall remain in effect until December 31, 2010, and shall be automatically renewed thereafter on a year-to-year basis, unless either party shall give the other party not less than ninety (90) days’ prior written notice of its intention not to extend this Agreement prior to the original term or any subsequent renewal term hereof.

16.2 If one party defaults in the performance of any material provision of this Agreement, then the non-defaulting party may give written notice to the defaulting party that this Agreement shall be terminated unless the default is remedied within thirty (30) days. If the non-defaulting party gives such notice and the default is not remedied during such thirty (30) day period, then this Agreement shall be automatically terminated at the end of that period.

16.3 Not withstanding the foregoing, either party shall have the right to terminate this Agreement, without notice, upon either party learning of the following information in good faith: (i) the institution by or against the other party of insolvency, receivership or bankruptcy proceedings or any other proceedings for the settlement of the other party’s debts, (ii) the other party’s making an assignment for the benefit of creditors, or (iii) the other party’s dissolution or ceasing to do business.

16.4 Upon expiration or termination of Agreement, each party shall promptly remit to the other all unpaid monies due under this Agreement.

16.5 Upon termination or expiration of this Agreement for any reason whatsoever, all rights and license to Reseller hereunder shall terminate immediately, and Reseller shall immediately (i) cease all use of Documentation; (ii) discontinue any use of the name, logo, trademarks, service marks or slogans of A10 Networks and the trade names of any Product; (iii) discontinue all representation or statements from which it might be inferred that any relationship exists between Reseller and A10 Networks; (iv) cease to promote, solicit orders for or procure orders for Product (but Reseller shall not act in any way to damage the reputation or goodwill of A10

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Networks or any Product); and (v) promptly return all Confidential Information and related materials to A10 Networks.

16.6 Notwithstanding the foregoing, upon termination or expiration of Agreement by an event caused by A10 Networks, A10 Networks agrees to discuss in good faith with Reseller on providing necessary documentation, mutually agreed by both parties that would enable Reseller to carry out maintenance and technical support for existing Customers. In addition, A10 Networks agrees to discuss in good faith with Reseller on granting Reseller license under any patent, copyright, mask work, trade secret, trademark or other intellectual property right to carry out such technical support based on terms and conditions mutually agreed by both A10 Networks and Reseller.

16.7 The terms contained within the following sections shall survive any expiration or termination of this Agreement: Section 3, Section 4, Section 6.7, Section 8, Section 10, Section 12, Section 13, Section 14, Section 15, Section 16, and Section 17.

17. GENERAL PROVISION

17.1 Governing law. This Agreement shall be governed by and construed in accordance with the laws of the state of New York, the United States of America without regard to the conflicts of laws provisions thereof.

17.2 Jurisdiction. Any claim, dispute or controversy arising between the parties out of or in relation to this Agreement, or the breach thereof, which cannot be satisfactorily settled by the parties, shall be finally settled by arbitration upon the written request of either party, in accordance with the rules of Conciliation and Arbitration of the International Chamber of Commerce. The place of arbitration shall be San Jose, California U.S.A. in case A10 Networks is respondent, and Tokyo, Japan in case Reseller is respondent. The arbitration proceeding shall be conducted in English. The award shall be final and binding upon both parties. Judgment upon the award may be entered in any court having jurisdiction thereof. There shall be one arbitrator selected in accordance with the foregoing rules.

17.3 Compliance of law. Both parties shall comply with any and all applicable laws, rules and regulations of the governmental authorities concerned.

17.4 Entire Agreement. The provisions of this Agreement, including any Exhibits, constitutes the entire agreement between the parties with respect to the subject matter hereof, and this Agreement supersedes all prior agreements or representations, oral or written, regarding such subject matter. This Agreement may not be modified or amended except in a writing signed by a duly authorized representative of each party.

17.5 Assignment. Except pursuant to a merger or acquisition resulting in the acquisition of all or substantially all of A10 Networks’ assets, neither party may assign, delegate, sub-contract or otherwise transfer this Agreement or any of its rights and obligations hereunder, whether voluntarily, by operation of law or otherwise, without the other party’s prior written

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approval. Both parties agrees that, in the event the party is acquired by a third party, the Agreement and all responsibilities and liabilities shall be binding and transferred to the acquiring party as part of any agreement between the party and the acquiring party to acquire the party.

17.6 No Waiver: Severability. Failure by either party to enforce any provision of this Agreement will not be deemed a waiver of future enforcement of that or any other provision. The exercise by either party of any remedy under this Agreement will be without prejudice to its other remedies under this Agreement or otherwise. If for any reason a court of competent jurisdiction finds any provision of this Agreement, or portion thereof, to be unenforceable, that provision of the Agreement shall be enforced to the maximum extent permissible so as to affect the intent of the parties, and the remainder of this Agreement shall continue in full force and effect.

17.7 Counterparts; Section Headings; Interpretation. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, all of which together shall constitute one and the same instrument. The Section headings contained herein are for convenience of reference only and shall not be considered as substantive parts of this Agreement. In construing or interpreting this Agreement, the word “or” shall not be construed as exclusive, and the word “including” shall not be limiting. The parties agree that this Agreement shall be fairly interpreted in accordance with its terms without any strict construction in favor of or against either party and that ambiguities shall not be interpreted against the drafting party.

17.8 English Language: Notices. This Agreement is in the English language only, which language shall be controlling in all respects. Any versions of this Agreement in any other language will be for accommodation only and will not be binding upon either party. All communications and documentation for the Products to be furnished under this Agreement shall be in the English language. Any notice, report, approval or consent required or permitted hereunder shall be in writing and in the English language and shall be deemed to have been given if (i) delivered personally; (ii) mailed by registered air mail postage prepaid; or (iii) sent by facsimile followed by a hard-copy confirmation, to the respective addresses of the parties set forth below or as may be otherwise designated by like notice from time to time.

17.9 Force Majeure. Except for the obligation to make payments, nonperformance of either party shall be excused to the extent performance is rendered impossible by fire, flood, governmental acts or orders or restrictions, or any other reason where failure to perform is beyond the reasonable control of and is not caused by the negligence of the non-performing party. In the event of a threatened default or default as a result of any of the above causes, the defaulting party shall exercise its best efforts to avoid and cure such default. In the event such an event prevents performance thereunder for a period in excess of ninety (90) days, then the non-defaulting party may elect to terminate this Agreement and/or cancel or suspend any Purchase Orders thereunder by a written notice to the defaulting party.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the Effective Date.

A10 NETWORKS, INC.		NEC Corporation

By:	/s/ Lee Chen	By:	/s/ Tetsuji Nakamura

Lee Chen		Tetsuji Nakamura
Print Name		Print Name

Founder and CEO		General Manager, UNIVERGE System Division
Title		Title

Its:		Its:
Address: 2309 Bering Drive San Jose, CA 95131		Address: 2-16-1, Kounan, Minato-ku Tokyo, 108-0075, Japan

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EXHIBIT A

INSERT PRICE LIST

EXHIBIT A

A10 Networks Price List

(Confidential)

IDsentrie Series
Changes	Order SKU	Description	List Price	Discount	Purchase Price
IDsentrie/ Product
	IDS1000	IDsentrie 1000 1RU, 10/100/1000Base- T x 4 interface	¥3,599,000	[***]	[***]
	IDS2000	IDsentrie 2000 2RU, GbE Fiber x 2 + 10/100/1000Base-T x 8 Interface Redundant power supplies, redundant HDD	¥7,439,000	[***]	[***]
		IDsentrie/ Accessories
	CSPF-SX	1000Base-SX SFP miniGBIC LC connector	¥99,000	[***]	[***]

NOTE:

1)	In order to get support for the product, support needs to be purchased separately.
2)	Support for accessory is covered in the support of the product.

EX Series
Changes	Order SKU	Description	List Price	Discount	Purchase Price
Ex Series/ Product
	EX2100	EX – 2100 2RU, GbE Fiber x 2 + 10/100/1000Base – T x 8 Interface	¥6,750,000	[***]	[***]
	EX2200	EX Series 2200 2RU, 10/100/1000Base – T x 12 Interface Redundant power supplies, redundant HDD	¥6,750,000	[***]	[***]
Ex Series/ Accessory
	CSPF-SX	1000Base-SX SFP mini/GBIC LC connector	¥99,000	[***]	[***]
NOTE: 1) In order to get support for the product, support needs to be purchased separately. 2) Support for accessory is covered in the support of the product.

[Change] New : New Product,     i  : Price down, h    Price up, Change:Part number change

***	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT A

A10 Networks Price List

(Confidential)

AX Series
Changes	Order SKU	Description	List Price	Discount	Purchase Price
AX Series/ Product
	AX1000	AX Series 1000 1RU, GbE Fiber x 2 + 10/100/1000BASE-T x 6 Interface 2GB System Memory, Hardware SSL, AC PSU x 1, 160GB HDDx1, 1GB CF x1	¥2,766,000	[***]	[***]
	AX2000	AX Series 2000 2RU, GbE Fiber x 2+10/100/1000Base-T x 8 Interface 2GB System Memory, Hardware SSL, AC PSU x 2, 160GB HDD x 1, 1GB CF x1	¥4,487,000	[***]	[***]
	AX2100	AX 2100 2RU, GbE Fiber x 4+10/100/1000Base-T x 8 Interface 4GB System Memory, Hardware SSL, AC PSU x 2, 160GB HDD x 2, 1GB CF x1	¥6,479,000	[***]	[***]
	AX2200	AX Series 2200 2RU, GbE Fiber x 4+10/100/1000Base-T x 16 Interface 4GB System Memory, Hardware SSL, AC PSU x 2, 160GB HDD x 2, 1GB CF x1	¥9,839,000	[***]	[***]
	AX3100	AX Series 3100 2RU, 10GE x 2 – 1 + GbE Fiber x 4+10/100/1000Base-T x 16 Interface Hardware SSL, 4GB System Memory, AC PSU x 2, 160GB HDD x 2, 1GB CF x1	¥15,839,000	[***]	[***]
	AX3200	AX Series 3200 2RU, 10GE x 2 – 1 + GbE Fiber x 4+10/100/1000Base-T x 16 Interface Hardware SSL, 4GB System Memory, AC PSU x 2, 160GB HDD x 2, 1GB CF x1	¥18,479,000	[***]	[***]
	AX-2000-DC	AX Series 2000 2RU, GbE Fiber x 2+10/100/1000Base-T x 8 Interface 2GB System memory, Hardware SSL, DC PSU x 2, 160GB HDD x 1, 1GB CF x1	¥4,895,000	[***]	[***]
	AX2100-DC	AX Series 2100 2RU, GbE Fiber x 4+10/100/1000Base-T x 8 Interface 4GB System Memory, Hardware SSL, DC PSU x 2, 160GB HDD x 2, 1GB CF x1	¥6,815,000	[***]	[***]
	AX2200-DC	AX Series 2200 2RU, GbE Fiber x 4+10/100/1000Base-T x 16 Interface 4GB System Memory, Hardware SSL, DC PSU x 2, 160GB HDD x 2, 1GB CF x1	¥10,295,000	[***]	[***]
	AX3100-DC	AX Series 3100 2RU, 10GE x 2 – 1 + GbE Fiber x 4+10/100/1000Base-T x 16 Interface Hardware SSL, 4GB System Memory, DC PSU x 2, 160GB HDD x 2, 1GB CF x1	¥10,295,000	[***]	[***]
	AX3200-DC	AX Series 3200 2RU, 10GE x 2 – 1 + GbE Fiber x 4+10/100/1000Base-T x 16 Interface Hardware SSL, 4GB System Memory, DC PSU x 2, 160GB HDD x 2, 1GB CF x1	¥18,935,000	[***]	[***]
AX Series/ Spare Unit
New	AX1000-SPARE	Reseller support spare unit of AX1000. Do not require purchase of support.	¥2,766,000	[***]	[***]
New	AX2000-SPARE	Reseller support spare unit of AX2000. Do not require purchase of support.	¥4,487,000	[***]	[***]
New	AX2100-SPARE	Reseller support spare unit of AX2100. Do not require purchase of support.	¥6,479,000	[***]	[***]
New	AX2200-SPARE	Reseller support spare unit of AX2200. Do not require purchase of support.	¥9,839,000	[***]	[***]
New	AX3100-SPARE	Reseller support spare unit of AX3100. Do not require purchase of support.	¥15,839,000	[***]	[***]
New	AX3200-SPARE	Reseller support spare unit of AX3200. Do not require purchase of support.	¥18,479,000	[***]	[***]
New	AX2000-DC-SPARE	Reseller support spare unit of AX2000-DC. Do not require purchase of support.	¥4,895,000	[***]	[***]
New	AX2100-DC-SPARE	Reseller support spare unit of AX2100-DC. Do not require purchase of support.	¥6,815,000	[***]	[***]
New	AX2200-DC-SPARE	Reseller support spare unit of AX2200-DC. Do not require purchase of support.	¥10,295,000	[***]	[***]
New	AX3100-DC-SPARE	Reseller support spare unit of AX3100-DC. Do not require purchase of support.	¥16,295,000	[***]	[***]
New	AX3200-DC-SPARE	Reseller support spare unit of AX3200-DC. Do not require purchase of support.	¥18,935,000	[***]	[***]

[Change] New : New Product,     i  : Price down, h    Price up, Change:Part number change

***	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT A

A10 Networks Price List

(Confidential)

AX Series/ Accessory
	CSFP-SX	1000Base-SX SFP miniGBIC LC connector	¥99,000	[***]	[***]
New	CSFP-LX	1000Base-LX SFP miniGBIC LC connector	¥199,000	[***]	[***]
New	CSFP-T	1000Base-T SFP miniGBIA LC connector	¥199,000	[***]	[***]
	10GFSR	10GBase-SR XFP LC connector	¥398,000	[***]	[***]
New	10GFLR	10GBase-LR XFP LC connector	¥648,000	[***]	[***]
New	AXSK-RKIT	2U System mounting brackets and screws	¥155,000	[***]	[***]
	AXSK-HD160	160GB HDD	¥95,000	[***]	[***]
	AXSK-CFAN	Removable Fan Tray	¥45,000	[***]	[***]
	AXSK-CPSS-A	AX2000/AX2100 AC PSU	¥350,000	[***]	[***]
	AXSK-CPSS	AX2200/AX3100/AX3200 AC PSU	¥400,000	[***]	[***]
	AXSK-DC-CPSS-A	AX2000/AX2100 DC PSU	¥700,000	[***]	[***]
	AXSK-DC-CPSS	AX2200/AX3100/AX3200 DC PSU	¥1,000,000	[***]	[***]

NOTE:

1)      In order to get support for the product, support needs to be purchased separately.

2)      Support for accessory is covered in the support of the product.

3)      Spare units are for Reseller use only, and do not apply to end user spare units. Spare units may not be sold to end users.

4)      Spare units do not require the purchase of support. Resellers are required to report to A10 the end user product serial number, when using the spare unit to replace the end user product.

Support and Maintenance
Changes	Order SKU	Description	List Price	Discount	Purchase Price
IDsentrie
	IDS1000-S-1	1 year support for IDsentrie1000	—	—	[***]
	IDS2000-S-1	1 year support for IDsentrie2000	—	—	[***]
EX Series
	EX2100-S-1	1 year support for EX2100	—	—	[***]
	EX2200-S-1	1 year support for EX2200	—	—	[***]
AX Series
	AX1000-S-1	1 year support for AX1000	—	—	[***]
	AX2000-S-1	1 year support for AX2000	—	—	[***]
	AX2100-S-1	1 year support for AX2100	—	—	[***]
	AX2200-S-1	1 year support for AX2200	—	—	[***]
	AX3100-S-1	1 year support for AX3100	—	—	[***]
	AX3200-S-1	1 year support for AX3200	—	—	[***]
	AX2000-DC-S-1	1 year support for AX2000-DC	—	—	[***]
	AX2100-DC-S-1	1 year support for AX2100-DC	—	—	[***]
	AX2200-DC-S-1	1 year support for AX2200-DC	—	—	[***]
	AX3100-DC-S-1	1 year support for AX3100-DC	—	—	[***]
	AX3200-DC-S-1	1 year support for AX3200-DC	—	—	[***]

NOTE:

1)      Support renewals are the same price as listed above.

2)      Support is not subject to discount.

3)      Any purchase support after lapse time from either product purchase or expiration of previous support, will be subject to additional fee.

[Change] New : New Product,     i  : Price down, h    Price up, Change:Part number change

***	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

A10 AND RESELLER CONFIDENTIAL

EXHIBIT B

Maintenance and Support Service Plan

This A10 Networks Maintenance and Support Service Plan (hereinafter called the “Service Plan”) is subject to the terms and conditions of the Agreement executed by the Parties and incorporated herein by reference.

1. Service Plan

1.1	Service Plan is a limited lifetime support from A10 Networks to Reseller for Products enrolled in the Service Plan upon payment of Service Plan fee described in Section 9 of this Exhibit (hereinafter called the “Service Plan Contract” )

1.2	Service Plan is between A10 Networks and Reseller. Resellers are responsible for selling their own service contract to End Users, and Reseller must be the primary contact to End Users. End User should not contact A10 Networks directly.

1.3	A10 Networks shall continue to provide Service Plan for a period of seven (7) years (End of Life) after the discontinuation of a Product (End of Sales) for Customers under the Service Plan Contract.

2. Technical Assistance:

2.1	Reseller will be given access to A10 Networks Technical Assistance Center (A10 TAC), to answer technical questions, diagnosing system problems, and providing work around where necessary. A10 Networks will use commercially reasonable effort to promptly resolve problems that Reseller brings to A10 Networks’ attention. A10 Networks will make best effort to provide the initial response to Reseller’s escalation in the following timeframe described below.

(Report time)	(Response time of A10)
9:30-15:00	within 4 hours or less
15:00-24:00	by noon of the next day
0:00-9:30	by 1:30 p.m. of the same day

2.2	A10 Networks shall provide Reseller phone and email access to A10 TAC in the following hours.

2.2.1	Phone: 9:30 - 17:30 Japan Standard Time (excluding Saturday, Sunday, and Japan national holidays).

2.2.2	eMail: 24 hours per day, 7 days per week. (excluding server maintenance period)

A10 AND RESELLER CONFIDENTIAL

2.3	Resellers are required to provide certain information including but not limited to, Customer name, Product serial number, detailed description of problem, replication procedure, upon access to A10 TAC, in a format specified by A10 Networks.

2.4	The language to be used upon access to A10 TAC may be either English or Japanese.

3. Web-Base Service

Reseller will be given 24x7x365 access to the password protected A10 Networks customer support site. The customer support site is a web-based service that provides access to a database of Software releases, release notes, frequently asked questions (hereinafter called “FAQs”), documentation, technical updates, and product information.

4. Software Service

The most recent Software releases, including new feature releases, maintenance releases, and bug fix releases, will be made available to Reseller to download from A10 Networks’ support website.

5. Hardware Support

5.1	Reseller has the right to replace shipped Product if Product is established as Dead on Arrival (DOA) between both Reseller and A10 Networks, within ten (10) business days from shipment.

5.2	For any other hardware returns, both A10 Networks and Reseller agree to follow a uniform process for Returned Material Authorization, as follows.

5.2.1	Reseller’s representative notifies A10 TAC of the suspected Hardware problem.

5.2.2	A10 TAC and Reseller representative together complete a thorough problemdiagnosis procedure.

5.2.3	Once the reported problem is identified by A10 TAC to be related to Hardware, A10 TAC issues an RMA number and A10 Networks shall make shipping arrangements for an advanced replacement unit by the following business day.

5.2.4	Reseller returns original hardware to A10 Networks within fourteen (14) days of receipt of new hardware. All Hardware returned to A10 Networks must have an RMA number assigned prior to its return. If the original hardware is not returned to A10 Networks in a timely manner, then A10 Networks may invoice and Reseller will pay for the advanced replacement unit at A10 Networks’ then-current sales price.

A10 AND RESELLER CONFIDENTIAL

5.3	Hardware support from A10 Networks is solely intended for Reseller, and A10 Networks will not send the advanced replacement unit to the End User directly.

5.4	Advanced replacement unit may not be an unused Product, except for the advanced replacement for a DOA unit, which shall be an unused Product.

5.5	A10 Networks will prepare adequate support units for Hardware support, but A10 Networks may replace the material hardware with similar or higher specification Product at A10 Networks’ discretion. In case Hardware replacement cannot be performed with the same Product, A10 Networks shall inform it in advance to Reseller by written message, and both company shall discuss and agree to replace the material considering the effect to the customer.

5.6	Return hardware from Reseller, shall be sent to an address specified by A10 Networks. The specified address by A10 Networks shall be in Japan, unless agreed by both Reseller and A10 Networks.

5.7	Shipping fee of advanced replacement unit from A10 Networks to Reseller shall be paid by A10 Networks. Shipping fee of return hardware from Reseller to A10 Networks shall be paid by Reseller.

6. Reseller Support Spare Units

6.1	Reseller shall maintain adequate spare units to provide hardware support to End User.

6.2	Maintenance and Support Fee will not be required for Reseller spare units. The support period of the spare units shall be subject to the support period of the Product the spare units is to replace. Reseller must notify A10 Networks the serial number of the End User Product, when replacing the Reseller spare unit with End User Product.

6.3	Spare units may not be commercially sold to End User, and only be used by Reseller to support End Users.

7. Reseller Requirements

The obligation of A10 Networks to provide Service Plan hereunder is subject to Reseller’s fulfillment of the following conditions. Reseller understands and agrees that part or all of Service Plan may not be provided by A10 Networks to Reseller, as a result of Reseller not being able to fulfillment any one of the following conditions.

7.1	Reseller shall maintain adequate amount of spare units, and evaluation units of Product, to support End Users.

A10 AND RESELLER CONFIDENTIAL

7.2	Reseller shall provide first level support to End User or sub-reseller, and isolate the problem to a point where it can be identified as a problem of the Product, before reporting the problem to A10 Networks.

7.3	Reseller shall cooperate with A10 Networks in providing necessary information, including but not limited to detailed problem description, replication procedure, network diagram, and End User environment, necessary for A10 Networks to perform Service Plan. For RMA, Reseller is to provide the Product serial number of End User Product, and the serial number of the Reseller spare unit the End User Product is to replace as described in Section 6.2 of this Exhibit.

7.4	Reseller shall maintain adequate qualified technical personnel, including support engineers to perform basic hardware and software configuration and troubleshooting, and perform remedial hardware maintenance of Product. Reseller representative contacting A10 Networks TAC must be trained and qualified by A10 Networks.

8. Exclusion

A10 Networks is not obligated to provide Service Plan for:

8.1	Third party devices (hardware, software cabling, etc. not provided by A10 Networks) or problems with the Product that are caused by such devices at fault;

8.2	Problems with Product that have been modified by someone other than A10 Networks personnel or A10 Networks qualified service technicians;

8.3	Product damaged, whether by fire, virus, impact, power surge or otherwise, other than through the negligence or willful misconduct of A10 Networks, its agents or employees;

8.4	Problems caused by the use of a Product in an environment other than that for which it was designed, as specified in the Documentation;

8.5	Problems with Software that is not a supported by A10 Networks;

8.6	Problems with insufficient information;

8.7	Problems with Product that are seven (7) years past their End of Sales date, as provided in Section 1.3 of the Exhibit;

9. Service Plan Price

9.1	The fee for the Service Plan is described in Exhibit A (hereinafter called “Service Plan Price”) which shall be updated from time to time based on A10 Networks’ most recent price list.

A10 AND RESELLER CONFIDENTIAL

9.2	In the event that the Reseller wishes to purchase the Service Plan after, a) sixty (60) days from Product purchase, or b) lapse time from the expiration of previously purchased Service Plan, a reinstatement fee shall be assessed in addition to the Service Plan Price. The reinstatement fee shall be calculated on a pro rata basis of the Service Plan Price based on the number of elapsed days a) from sixty (60) days of Product purchased for initial Service Plan purchase, and b) from the expiration of previously purchased Service Plan for Service Plan renewal purchase.

10. Special Support

The scope of the Service Plan is limited to Section 1 through Section 9 of this Exhibit. A10 Networks may claim additional support fee for special support request, outside the scope of the Service Plan, from Reseller. The additional support fee shall be mutually agreed by Reseller and A10 Networks.

11. Miscellaneous

11.1	In case Reseller request to A10 Networks to attend the meeting with End Users for a detailed technical explanation, A10 Networks shall be supportive to such request.

11.2	In case it is obvious that A10 Networks’ Product is the cause of a problem, and requested by the Customer and/or Reseller, A10 Networks will make its best endeavor to dispatch support force to the customer site as A10 Networks deems appropriate.

11.3	For certain End Users mutually agreed between both A10 Networks and Reseller, A10 Networks agrees to provide one hundred and eighty (180) days advanced notice for change in price, change in Product specification with material impact, and discontinuation of Product in whole or in part. In cases when A10 Networks cannot provide one hundred and eighty (180) days advance notice due to unknowable event, A10 Networks will make its best to provide the notice as early as possible.

A10 AND RESELLER CONFIDENTIAL

EXHIBIT C

INTENTIONALY LEFT BLANK